                                                                     Exhibit 4.1



                                TRUST AGREEMENT

                                    between

                DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION,
                                 as Depositor,

                                      and

                            [NAME OF OWNER TRUSTEE]
                                as Owner Trustee



                       Dated as of [              ], 1998

                                     TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----
                                          ARTICLE I
                                         Definitions

SECTION  1.01.   Capitalized Terms ...................................................    1
SECTION  1.02.   Other Definitional Provisions .......................................    1


                                         ARTICLE II
                                        Organization

SECTION  2.01.   Name ................................................................    2
SECTION  2.02.   Office ..............................................................    2
SECTION  2.03.   Purposes and Powers .................................................    2
SECTION  2.04.   Appointment of Owner Trustee ........................................    3
SECTION  2.05.   Initial Capital Contribution of Owner Trust Estate ..................    3
SECTION  2.06.   Declaration of Trust ................................................    3
SECTION  2.07.   Liability of Owners .................................................    3
SECTION  2.08.   Title to Trust Property .............................................    4
SECTION  2.09.   Situs of Trust ......................................................    4
SECTION  2.10.   Representations and Warranties of the Depositor .....................    4
SECTION  2.11.   [Maintenance of the Demand Note] ....................................    5
SECTION  2.12.   Federal Income Tax Allocations ......................................    5
SECTION  2.13.   Administrative Duties ...............................................    6
SECTION  2.14.   [Reserved] ..........................................................    7


                                         ARTICLE III
                        Trust Certificates and Transfer of Interests

SECTION  3.01.   Initial Ownership ...................................................    7
SECTION  3.02.   The Trust Certificates ..............................................    7
SECTION  3.03.   Authentication of Trust Certificates ................................    8
SECTION  3.04.   Registration of Transfer and Exchange of Trust Certificates;
                 Limitations on Transfer .............................................    8
SECTION  3.05.   Mutilated, Destroyed, Lost or Stolen Trust Certificates .............    9
SECTION  3.06.   Persons Deemed Certificateholders ...................................    9
SECTION  3.07.   Access to List of Certificateholders' Names and Addresses ...........    9
SECTION  3.08.   Maintenance of Office or Agency .....................................    9
SECTION  3.09.   [Reserved] ..........................................................   10
SECTION  3.10.   Ownership by the Depositor of Trust Certificates ....................   10
SECTION  3.11.   Book-Entry Certificates .............................................   10
SECTION  3.12.   Notices to Clearing Agency ..........................................   11


SECTION  3.13.   Definitive Trust Certificates .......................................   11


                                         ARTICLE IV
                                  Actions by Owner Trustee

SECTION  4.01.   Prior Notice to Certificateholders with Respect to Certain Matters ..   12
SECTION  4.02.   Action by Certificateholders with Respect to Certain Matters ........   12
SECTION  4.03.   [Reserved] ..........................................................   12
SECTION  4.04.   Restrictions on Certificateholders' Power ...........................   13
SECTION  4.05.   Majority Control ....................................................   13


                                          ARTICLE V
                         Application of Trust Funds; Certain Duties

SECTION  5.01.   Establishment of Trust Account ......................................   13
SECTION  5.02.   Application of Trust Funds ..........................................   13
SECTION  5.03.   Method of Payment ...................................................   14
SECTION  5.04.   No Segregation of Moneys; No Interest ...............................   14
SECTION  5.05.   Accounting and Reports to Certificateholders, Internal Revenue
                 Service and Others ..................................................   14
SECTION  5.06.   Signature on Returns; Tax Matters Partner ...........................   15


                                         ARTICLE VI
                            Authority and Duties of Owner Trustee

SECTION  6.01.   General Authority ...................................................   15
SECTION  6.02.   General Duties ......................................................   15
SECTION  6.03.   Action upon Instruction .............................................   15
SECTION  6.04.   No Duties Except as Specified in this Agreement or in Instructions ..   16
SECTION  6.05.   No Action Except Under Specified Documents or Instructions ..........   17
SECTION  6.06.   Restrictions ........................................................   17


                                         ARTICLE VII
                                  Concerning Owner Trustee

SECTION  7.01.   Acceptance of Trusts and Duties .....................................   17
SECTION  7.02.   Furnishing of Documents .............................................   18
SECTION  7.03.   Representations and Warranties ......................................   18
SECTION  7.04.   Reliance; Advice of Counsel .........................................   19
SECTION  7.05.   Not Acting in Individual Capacity ...................................   19
SECTION  7.06.   Owner Trustee Not Liable for Trust Certificates or Receivables ......   20
SECTION  7.07.   Owner Trustee May Own Trust Certificates and Notes ..................   20


                                        ARTICLE VIII
                                Compensation of Owner Trustee

SECTION  8.01.   Owner Trustee's Fees and Expenses ...................................   20
SECTION  8.02.   Indemnification .....................................................   20
SECTION  8.03.   Payments to Owner Trustee ...........................................   21


                                         ARTICLE IX
                               Termination of Trust Agreement

SECTION  9.01.   Termination of Trust Agreement ......................................   21
SECTION  9.02.   [Reserved] ..........................................................   22


                                          ARTICLE X
                   Successor Owner Trustees and Additional Owner Trustees

SECTION  10.01.  Eligibility Requirements for Owner Trustee ..........................   23
SECTION  10.02.  Resignation or Removal of Owner Trustee .............................   23
SECTION  10.03.  Successor Owner Trustee .............................................   24
SECTION  10.04.  Merger or Consolidation of Owner Trustee ............................   24
SECTION  10.05.  Appointment of Co-Trustee or Separate Trustee .......................   24


                                         ARTICLE XI
                                        Miscellaneous

SECTION  11.01.  Supplements and Amendments ..........................................   26
SECTION  11.02.  No Legal Title to Owner Trust Estate in Certificateholders ..........   27
SECTION  11.03.  Limitations on Rights of Others .....................................   27
SECTION  11.04.  Notices .............................................................   27
SECTION  11.05.  Severability ........................................................   28
SECTION  11.06.  Separate Counterparts ...............................................   28
SECTION  11.07.  Successors and Assigns ..............................................   28
SECTION  11.08.  Covenants of the Depositor ..........................................   28
SECTION  11.09.  No Petition .........................................................   28
SECTION  11.10.  No Recourse .........................................................   29
SECTION  11.11.  Headings ............................................................   29
SECTION  11.12.  GOVERNING LAW .......................................................   29
SECTION  11.13.  Trust Certificate Transfer Restrictions .............................   29

EXHIBIT A -  Form of Trust Certificate

EXHIBIT B -  Form of Certificate Depository Agreement

     TRUST AGREEMENT dated as of [          ], 1998 (this "Agreement"), between
DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, a Nevada corporation, as depositor (the "Depositor"), and [NAME OF OWNER TRUSTEE], a New York banking corporation, as owner trustee (the "Owner Trustee").

                                   ARTICLE I

                                  Definitions
                                  -----------

     SECTION 1.01. Capitalized Terms. For all purposes of this Agreement, capitalized terms used herein will have the meanings set forth in Appendix A to the Transfer and Servicing Agreement, dated the same date as this Agreement, among Distribution Financial Services [RV/Boat] Trust 199__-[ ] (the "Trust"), the Depositor, and Deutsche Financial Services Corporation, as Servicer.

     SECTION 1.02. Other Definitional Provisions.

     (a) All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, will have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document will control.

     (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" will mean "including without limitation".

     (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (e) Any agreement, instrument or statute defined or referred to herein (including the Transfer and Servicing Agreement referred to above) or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, amended and restated, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

                                 Organization
                                 ------------

     SECTION 2.01. Name. The Trust created hereby will be known as "Distribution Financial [RV/Boat] Trust 199__-[ ] ," in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

     SECTION 2.02. Office. The office of the Trust will be in care of the Owner Trustee at the Corporate Trust Office or at such other address in New York (but outside of New York City) as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

     SECTION 2.03. Purposes and Powers.

     (a) The purpose of the Trust is to engage in the following activities:

          (i) to issue the Notes pursuant to the Indenture and the Trust Certificates pursuant to this Agreement and to sell the Notes and the Trust Certificates;

          (ii) with the proceeds of the sale of the Notes and the Trust Certificates, to pay the organizational, start-up and transactional expenses of the Trust [and to pay the balance to the Depositor pursuant to the Transfer and Servicing Agreement];

          (iii) to Grant the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Transfer and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

          (iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

          (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust will not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

     SECTION 2.04. Appointment of Owner Trustee. The Depositor hereby appoints the appointment of the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

     SECTION 2.05. Initial Capital Contribution of Owner Trust Estate. The Depositor hereby assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which will constitute the initial Owner Trust Estate and will be deposited in the Certificate Distribution Account. The Depositor will pay organizational expenses of the Trust as they may arise or will, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

     SECTION 2.06. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a trust under the common law of the State of New York and that this Agreement constitute the governing instrument of such trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust will be treated as a partnership, with the assets of the partnership being the Receivables and other assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes.

     SECTION 2.07. Liability of Owners.

     (a) The Depositor will be liable directly to and will indemnify any injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Owner Trust Estate) to the extent that the Depositor would be liable if the Trust were a partnership under the New York Revised Uniform Limited Partnership Act in which the Depositor were a general partner; provided, however, that the Depositor will not be liable for any losses incurred by a Certificateholder in the capacity of an investor in the Trust Certificates, or by a Noteholder in the capacity of an investor in the Notes. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the preceding sentence for which the Depositor will not be liable) will be deemed third party beneficiaries of this paragraph. The obligations of the Depositor under this paragraph will be evidenced by the Trust Certificates described in Section 3.10(a).

     (b) No Certificateholder, other than to the extent set forth in paragraph
(a), will have any personal liability for any liability or obligation of the Trust.

     SECTION 2.08. Title to Trust Property. Legal title to all the Owner Trust Estate will be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title will be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

     SECTION 2.09. Situs of Trust. The Trust will be located and administered in the State of New York (but outside of New York City). All bank accounts maintained by the Owner Trustee on behalf of the Trust will be located in the State of New York (but outside of New York City). The Trust will not have any employees in any state other than New York; provided, however, that nothing herein will restrict or prohibit the Owner Trustee from having employees within or without the State of New York. Payments will be received by the Trust only in New York, and payments will be made by the Trust only from New York. The only office of the Trust will be at the Corporate Trust Office of the Owner Trustee in New York (but outside of New York City).

     SECTION 2.10. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

          (i) The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

          (ii) The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business will require such qualifications.

          (iii) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to transfer and assign the property to be transferred and assigned to and deposited with the Trust and the Depositor has duly authorized such transfer and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary corporate action.

          (iv) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

          (v) To the Depositor's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

     [SECTION 2.11. Maintenance of the Demand Note. To the fullest extent permitted by applicable law, the Depositor agrees that it will not sell, convey, pledge, transfer or otherwise dispose of the Demand Note.]

     SECTION 2.12. Federal Income Tax Allocations. (a) Net income of the Trust for any month as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) will be allocated to the Certificateholders as of the first day following the end of such month, in proportion to their ownership of principal amount of Trust Certificates on such date, to the extent of any net income of the Trust (including any amounts to be distributed to the Certificateholders pursuant to the Transfer and Servicing Agreement).

Net losses of the Trust, if any, for any month as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) will be allocated to the Depositor to the extent the Depositor is reasonably expected to bear the economic burden of such net losses, and any remaining net losses will be allocated among the Certificateholders as of the first Record Date following the end of such month in proportion to their ownership of principal amount of Trust Certificates on such Record Date. The Depositor is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Depositor or to the Certificateholders, or as otherwise required by the Code.

     (b) All "excess nonrecourse liabilities" represented by all outstanding Notes issued by the Trust, as well as the deductions attributable thereto, will be allocated one hundred percent to the Depositor, in accordance with Treasury Regulations section 1.752-3(a)(3).

     SECTION 2.13. Administrative Duties.

     (a) Duties with Respect to the Specified Agreements. The Depositor will perform the duties of the Trust under the Indenture, the Note Depository Agreement and the Certificate Depository Agreement (collectively the "Specified Agreements"). In addition, the Depositor will consult with the Owner Trustee as the Depositor deems appropriate regarding the duties of the Trust under the Specified Agreements. The Depositor will monitor the performance of the Trust's duties and will advise the Owner Trustee when action is necessary to comply with the Trust's duties under the Specified Agreements. The Depositor will prepare for execution by the Owner Trustee or will cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it will be the duty of the Trust to prepare, file or deliver pursuant to the Specified Agreements. In furtherance of the foregoing, the Depositor will take all necessary action that is the duty of the Trust to take pursuant to Sections 3.04, 3.05, 3.06, 3.09, 3.14, 3.19 and 7.03
of the Indenture.

     (b) Duties with Respect to the Trust.

          (i) In addition to the duties of the Depositor set forth in the Basic Documents, the Depositor will perform such calculations and will prepare for execution by the Trust or the Owner Trustee or will cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it will be the duty of the Trust or the Owner Trustee to prepare, file or deliver pursuant to state and federal tax and securities laws and will take all other appropriate action that it is the duty of the Trust or the Owner Trustee to take pursuant to the Basic Documents relating to the preparation and filing of tax returns, the transfers of Certificates, the furnishing of documents and with respect to supplements and amendments of the Specified Agreements. In accordance with the request of the Owner Trustee, the Depositor will administer, perform or supervise the performance of such other activities in connection with the Basic Documents as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Depositor.

          (ii) Notwithstanding anything in this Agreement or any of the other Basic Documents to the contrary, the Depositor will be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) to a Certificateholder. Any such notice will be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee.

     (c) Records. The Depositor will maintain appropriate books of account, including capital accounts, and records relating to the Trust, which books of account and records will be accessible for inspection by the Owner Trustee and the Certificateholders at any time during normal business hours.

     (d) Additional Information to be Furnished to the Trust. The Depositor will furnish to the Owner Trustee from time to time such additional information regarding the Trust or the Basic Documents as the Owner Trustee will reasonably request.

     SECTION 2.14. [Reserved].

                                  ARTICLE III

                 Trust Certificates and Transfer of Interests
                 --------------------------------------------

     SECTION 3.01. Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Trust Certificates, the Depositor will be the sole beneficiary of the Trust.

     SECTION 3.02. The Trust Certificates. The Trust Certificates will be issued in definitive, certificated form in minimum denominations of $1,000 and in integral multiples of $1 in excess thereof; provided, however, that the Trust Certificates issued to the Depositor pursuant to Section 3.10 may be issued in such denomination as required to include any residual amount. The Trust Certificates will be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures will have been affixed, authorized to sign on behalf of the Trust, will be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them will have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates. The Trust Certificates will evidence fractional undivided interests in the Trust.

     A transferee of a Trust Certificate will become a Certificateholder in accordance with Section 3.04.

     SECTION 3.03. Authentication of Trust Certificates. On the Closing Date, the Owner Trustee will cause the Trust Certificates in an aggregate principal amount equal to the Initial Certificate Balance to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any vice president, secretary or any assistant treasurer, without further corporate action by the Depositor, in authorized denominations. No Trust Certificate will entitle its Holder to any benefit under this Agreement or be valid for any purpose unless there will appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee by manual signature; such authentication will constitute conclusive evidence that such Trust Certificate will have been duly authenticated and delivered hereunder. All Trust Certificates will be dated the date of their authentication.

     SECTION 3.04. Registration of Transfer and Exchange of Trust Certificates; Limitations on Transfer. The Certificate Registrar will keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee will provide for the registration of Trust Certificates and of transfers and exchanges of Trust Certificates as herein provided. Bankers Trust Company will be the initial Certificate Registrar.

     Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to Section 3.08, the Owner Trustee will execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee. At the option of a Holder, Trust Certificates may be exchanged for other Trust Certificates of authorized denominations of a like aggregate amount upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.08.

     Every Trust Certificate presented or surrendered for registration of transfer or exchange will be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Trust Certificate surrendered for registration of transfer or exchange will be canceled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

     No service charge will be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

     The preceding provisions of this Section notwithstanding, the Owner Trustee will not make, and the Certificate Registrar will not register transfers or exchanges of, Trust Certificates for a period of 15 days preceding the due date for any payment with respect to the Trust Certificates.

     SECTION 3.05. Mutilated, Destroyed, Lost or Stolen Trust Certificates.  If
(a) any mutilated Trust Certificate will be surrendered to the Certificate Registrar, or if the Certificate Registrar will receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate, and (b) there will be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Certificate has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust will execute and the Owner Trustee will authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like tenor and denomination. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section will constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate will be found at any time.

     SECTION 3.06. Persons Deemed Certificateholders. Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee or the Certificate Registrar may treat the Person in whose name any Trust Certificate is registered in the Certificate Register as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee or the Certificate Registrar will be bound by any notice to the contrary.

     SECTION 3.07. Access to List of Certificateholders' Names and Addresses. The Owner Trustee will maintain a list of the names and addresses of the Certificateholders, and will furnish or cause to be furnished to the Servicer and the Depositor, within 15 days after receipt by the Owner Trustee of a written request therefor from the Servicer or the Depositor, a list, in such form as the Servicer or the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If a Certificateholder applies in writing to the Owner Trustee, and such application states that the applicant desires to communicate with other Certificateholders with respect to their rights under this Agreement or under the Trust Certificates and such application is accompanied by a copy of the communication that such applicant proposes to transmit, then the Owner Trustee will, within five Business Days after the receipt of such application, afford such applicant access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Trust Certificate, will be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     SECTION 3.08. Maintenance of Office or Agency. The Owner Trustee will maintain an office or offices or agency or agencies (outside of New York City) where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Trust Certificates and the Basic Documents may be served. The Owner Trustee initially designates the Corporate Trust Office of the Owner Trustee as its office for such purposes. The Owner Trustee will give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     SECTION 3.09. [RESERVED].

     SECTION 3.10. Ownership by the Depositor of Trust Certificates.

     (a) On the Closing Date, the Depositor will retain one or more Trust Certificates representing at least 1% of the Initial Certificate Balance and will thereafter retain beneficial and record ownership of Trust Certificates representing at least 1% of the Certificate Balance. Any attempted transfer of the Depositor's Trust Certificate that would reduce such interest of the Depositor below 1% of the Certificate Balance will be void. The Owner Trustee will cause any Trust Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NON-TRANSFERABLE".

     (b) The Trust Certificate issued to the Depositor as described in Section 3.10(a) will contain such additional language providing that all amounts to be distributed pursuant 5.06(b) of the Transfer and Servicing Agreement will be distributed to the Holder of such Certificate.

     SECTION 3.11. Book-Entry Certificates. The Trust Certificates, upon original issuance, will be issued in the form of a typewritten Trust Certificate or Trust Certificates representing Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust; provided, however, that one Definitive Trust Certificate may be issued to the Depositor pursuant to Section 3.10. Such Trust Certificate or Trust Certificates will initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive Trust Certificate representing such Certificate Owner's interest in such Trust Certificate, except as provided in
Section 3.13. Unless and until definitive, fully registered Trust Certificates (the "Definitive Trust Certificates") have been issued to Certificate Owners pursuant to Section 3.13:

     (a) The provisions of this Section will be in full force and effect;

     (b) The Certificate Registrar and the Owner Trustee will be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of principal of and interest on the Trust Certificates and the giving of instructions or directions hereunder) as the sole Holder of the Trust Certificates and will have no obligation to the Certificate Owners;

     (c) To the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section will control;

     (d) The rights of Certificate Owners will be exercised only through the Clearing Agency and will be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Trust Certificates are issued pursuant to Section 3.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Trust Certificates to such Clearing Agency Participants; and

     (e) Whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Trust Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency will be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Trust Certificates and has delivered such instructions to the Owner Trustee.

     SECTION 3.12. Notices to Clearing Agency. Whenever a notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Trust Certificates will have been issued to Certificate Owners pursuant to Section 3.13, the Owner Trustee will give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency, and will have no obligations to the Certificate Owners.

     SECTION 3.13. Definitive Trust Certificates. If (i) the Depositor advises the Owner Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Trust Certificates and the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Owner Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or a Servicer Default, Certificate Owners representing beneficial interests aggregating at least a majority of the Certificate Balance advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Certificate Owners, then the Clearing Agency will notify all Certificate Owners and the Owner Trustee of the occurrence of any such event and of the availability of the Definitive Trust Certificates to Certificate Owners requesting the same. Upon surrender to the Owner Trustee of the typewritten Trust Certificate or Trust Certificates representing the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions, the Owner Trustee will execute and authenticate the Definitive Trust Certificates in accordance with the instructions of the Clearing Agency. Neither the Certificate Registrar nor the Owner Trustee will be liable for any delay in delivery of such instructions and may conclusively rely on, and will be protected in relying on, such instructions. Upon the issuance of Definitive Trust Certificates, the Owner Trustee will recognize the Holders of the Definitive Trust Certificates as Certificateholders. The Definitive Trust Certificates will be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof.

                                  ARTICLE IV

                           Actions by Owner Trustee
                           ------------------------

     SECTION 4.01. Prior Notice to Certificateholders with Respect to Certain Matters. With respect to the following matters, the Owner Trustee will not take action unless, at least 30 days before the taking of such action, the Owner Trustee will have notified the Certificateholders in writing of the proposed action and the Certificateholders will not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

     (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with collection of the Receivables) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits brought in connection with collection of the Receivables);

     (b) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

     (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Certificateholders; or

     (d) the appointment pursuant to the Indenture of a successor Note Registrar or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

     SECTION 4.02. Action by Certificateholders with Respect to Certain Matters. The Owner Trustee will not have the power, except upon the direction of the Certificateholders, to remove the Servicer under the Transfer and Servicing Agreement pursuant to Section 8.01 thereof or, except as expressly provided in the Basic Documents, to sell the Receivables after the termination of the Indenture. The Owner Trustee will take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

     SECTION 4.03 [Reserved].

     SECTION 4.04. Restrictions on Certificateholders' Power. The Certificateholders will not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the other Basic Documents or would be contrary to Section 2.03, nor will the Owner Trustee be obligated to follow any such direction, if given.

     SECTION 4.05. Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Holders of Trust Certificates evidencing not less than a majority of the Certificate Balance. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement will be effective if signed by Holders of Trust Certificates evidencing not less than a majority of the Certificate Balance at the time of the delivery of such notice.

                                   ARTICLE V

                   Application of Trust Funds; Certain Duties
                   ------------------------------------------

     SECTION 5.01. Establishment of Trust Account. The Owner Trustee, for the benefit of the Certificateholders, will establish and maintain in the name of the Trust an Eligible Deposit Account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

     The Owner Trustee will possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise expressly provided herein, the Certificate Distribution Account will be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Owner Trustee (or the Depositor on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an Affiliate thereof) will within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account as an Eligible Deposit Account and will transfer any cash and/or any investments to such new Certificate Distribution Account.

     SECTION 5.02. Application of Trust Funds.

     (a) On each Monthly Payment Date, the Owner Trustee will distribute to Certificateholders, on a pro rata basis, amounts deposited in the Certificate Distribution Account pursuant to Section 5.06(a)(ii) of the Transfer and Servicing Agreement with respect to such Monthly Payment Date. In addition, on each Monthly Payment Date the Owner Trustee will distribute to the Depositor, amounts, if any received from the Indenture Trustee for distribution to the Depositor pursuant to Section 5.06(b) or Section 5.07(a) of the Transfer and Servicing Agreement with respect to such Monthly Payment Date.

     (b) On each Monthly Payment Date, the Owner Trustee will send to each Certificateholder the statement or statements provided to the Owner Trustee by the Servicer pursuant to Section 5.08 of the Transfer and Servicing Agreement with respect to such Monthly Payment Date.

     (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax will reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization will not prevent the Owner Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder will be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee may in its sole discretion withhold such amounts in accordance with this paragraph (c).

     SECTION 5.03. Method of Payment. Subject to Section 9.01(c), distributions required to be made to Certificateholders on any Monthly Payment Date will be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Monthly Payment Date or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register.

     SECTION 5.04. No Segregation of Moneys; No Interest. Moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Transfer and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee will not be liable for any interest thereon.

     SECTION 5.05. Accounting and Reports to Certificateholders, Internal Revenue Service and Others. The Depositor will (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis and the accrual method of accounting, (b) deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Certificateholder to prepare its federal and state income tax returns, (c) file such tax returns relating to the Trust (including a partnership information return, IRS Form 1065) and make such elections as from time to time may be required or appropriate under any applicable state or federal statute or any rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.02(c) with respect to income or distributions to Certificateholders. The Owner Trustee will elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Owner Trustee will not make the election provided under
Section 754 of the Code.

     SECTION 5.06. Signature on Returns; Tax Matters Partner.

     (a) The Owner Trustee will sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires a Certificateholder to sign such documents, in which case such documents will be signed by the Depositor.

     (b) The Depositor will be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

                                  ARTICLE VI

                     Authority and Duties of Owner Trustee
                     -------------------------------------

     SECTION 6.01. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and, in each case, in such form as the Depositor will approve, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but will not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Depositor recommends with respect to the Basic Documents.

     SECTION 6.02. General Duties. It will be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee will be deemed to have discharged it duties under the Basic Documents to the extent the Depositor has agreed to perform them pursuant to Section 2.13 of this Agreement.

     SECTION 6.03. Action upon Instruction.

     (a) Subject to Article IV and in accordance with the terms of the Basic Documents, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV.

     (b) The Owner Trustee will not be required to take any action hereunder or under any other Basic Document if the Owner Trustee will have reasonably determined, or will have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

     (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Basic Document, the Owner Trustee will promptly give notice (in such form as will be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of all of the Certificateholders (or such lesser percentage of Certificateholders as may be specified in this Agreement, if applicable), the Owner Trustee will not be liable on account of such action to any Person. If the Owner Trustee will not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but will be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Basic Documents, as it will deem to be in the best interests of the Certificateholders, and will have no liability to any Person for such action or inaction.

     (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as will be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction from all of the Certificateholders (or such lesser percentage of Certificateholders as may be specified in this Agreement, if applicable), the Owner Trustee will not be liable, on account of such action or inaction, to any Person. If the Owner Trustee will not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but will be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Basic Documents, as it will deem to be in the best interests of the Certificateholders, and will have no liability to any Person for such action or inaction.

     SECTION 6.04. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee will not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement, any other Basic Document to which the Trust is a party or in any written instruction received by the Owner Trustee as contemplated by Section 6.03; and no implied duties or obligations will be read into this Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee will have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

     SECTION 6.05. No Action Except Under Specified Documents or Instructions. The Owner Trustee will not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any instruction delivered to the Owner Trustee as contemplated by Section 6.03.

     SECTION 6.06. Restrictions. The Owner Trustee will not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or
(b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal income tax purposes. The Certificateholders will not direct the Owner Trustee to take action that would violate the provisions of this Section.

                                  ARTICLE VII

                            Concerning Owner Trustee
                            ------------------------

     SECTION 7.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee will not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

     (a) The Owner Trustee will not be liable for any error of judgment made by a Trust Officer of the Owner Trustee;

     (b) The Owner Trustee will not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of any Certificateholder unless such instructions conflict with the terms of this Agreement;

     (c) No provision of this Agreement or any other Basic Document will require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document if the Owner Trustee will have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

     (d) Under no circumstances will the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

     (e) The Owner Trustee will not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates, and the Owner Trustee will in no event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein or expressly agreed to in the Basic Documents;

     (f) The Owner Trustee will not be liable for the default or misconduct of the Depositor the Indenture Trustee or the Servicer under any of the Basic Documents or otherwise, and the Owner Trustee will have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the

Indenture Trustee under the Indenture or the Servicer or the Depositor under the Transfer and Servicing Agreement; and

      (g) The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document will not be construed as a duty, and the Owner Trustee will not be answerable for other than its negligence or willful misconduct in the performance of any such act.

     SECTION 7.02. Furnishing of Documents. The Owner Trustee will furnish to the Certificateholders, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

     SECTION 7.03. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

     (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of New York. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

     (c) Neither the execution or the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof, will contravene any federal or New York law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

     SECTION 7.04. Reliance; Advice of Counsel.

     (a) The Owner Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate will constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee will not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee will not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any other Basic Document.

     SECTION 7.05. Not Acting in Individual Capacity. Except as provided in this
Article VII, in accepting the trusts hereby created, Bankers Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document will look only to the Owner Trust Estate for payment or satisfaction thereof.

     SECTION 7.06. Owner Trustee Not Liable for Trust Certificates or Receivables. The recitals contained herein and in the Trust Certificates (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) will be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any other Basic Document or of the Trust Certificates (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) or the Notes, or of any Receivable or related documents. The Owner Trustee will at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the transfer of any Receivable to the Trust or of any intervening transfer; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under any other Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

     SECTION 7.07. Owner Trustee May Own Trust Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

                                 ARTICLE VIII

                         Compensation of Owner Trustee
                         -----------------------------

     SECTION 8.01. Owner Trustee's Fees and Expenses. The Owner Trustee will receive as compensation for its services hereunder reasonable expenses incurred before the date hereof and such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee, and the Owner Trustee will be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder incurred after the date hereof, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

     SECTION 8.02. Indemnification. The Depositor will be liable as primary obligor for, and will indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the other Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Depositor will not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01. The indemnities contained in this Section will survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel will be subject to the approval of the Depositor, which approval will not be unreasonably withheld.

     SECTION 8.03. Payments to Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII will be deemed not to be a part of the Owner Trust Estate immediately after such payment.

                                  ARTICLE IX

                         Termination of Trust Agreement
                         ------------------------------

     SECTION 9.01. Termination of Trust Agreement.

     (a) This Agreement (other than Article VIII) and the Trust will terminate and be of no further force or effect upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Transfer and Servicing Agreement and Article V. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder will not (x) operate to terminate this Agreement or the Trust or (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate or
(z) otherwise affect the rights, obligations and liabilities of the parties hereto.

     (b) Except as provided in Section 9.01(a), none of the Depositor or any Certificateholder will be entitled to revoke or terminate the Trust.

     (c) Notice of any termination of the Trust, specifying the Monthly Payment Date upon which Certificateholders will surrender their Trust Certificates for payment of the final distribution and cancellation, will be given by the Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to
Section 9.01(c) of the Transfer and Servicing Agreement, stating (i) the Monthly Payment Date upon or with respect to which final payment of the Trust Certificates will be made upon presentation and surrender of the Trust Certificates at the office of the Owner Trustee, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Monthly Payment Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Owner Trustee. The Owner Trustee will give such notice to the Certificate Registrar (if other than the Owner Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Trust Certificates, the Owner Trustee will cause to be distributed to Certificateholders amounts distributable on such Monthly Payment Date pursuant to Section 5.02.

     In the event that all of the Certificateholders will not surrender their Trust Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee will give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates will not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof will be paid out of the funds and other assets that will remain subject to this Agreement. Subject to applicable escheat laws, any funds remaining in the Trust after exhaustion of such remedies will be distributed by the Owner Trustee to the Depositor.

     SECTION 9.02. [Reserved].

                                   ARTICLE X

             Successor Owner Trustees and Additional Owner Trustees
             ------------------------------------------------------

     SECTION 10.01. Eligibility Requirements for Owner Trustee. The Owner Trustee will at all times be a corporation authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) time deposits that are rated at least A-1 by Standard & Poor's and P-1 by Moody's. If such corporation will publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee will cease to be eligible in accordance with the provisions of this Section, the Owner Trustee will resign immediately in the manner and with the effect specified in Section 10.02.

     SECTION 10.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument will be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee will have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

     If at any time the Owner Trustee will cease to be eligible in accordance with the provisions of Section 10.01 and will fail to resign after written request therefor by the Depositor, or if at any time the Owner Trustee will be legally unable to act, or will be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property will be appointed, or any public officer will take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Owner Trustee. If the Depositor will remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor will promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument will be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and will pay all fees owed to the outgoing Owner Trustee.

     Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section will not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Depositor will provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

     SECTION 10.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.02 will execute, acknowledge and deliver to the Depositor and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee will become effective, and such successor Owner Trustee, without any further act, deed or conveyance, will become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee will upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Depositor and the predecessor Owner Trustee will execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

     No successor Owner Trustee will accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee will be eligible pursuant to Section 10.01.

     Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Depositor will mail notice thereof to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Depositor will fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee will cause such notice to be mailed at the expense of the Depositor.

     SECTION 10.04. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee will be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, will be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such corporation will be eligible pursuant to Section 10.01 and, provided, further, that the Owner Trustee will mail notice of such merger or consolidation to the Rating Agencies.

     SECTION 10.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Depositor and the Owner Trustee acting jointly will have the power and will execute and deliver all instruments to appoint one or more Persons approved by the Depositor and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Depositor and the Owner Trustee may consider necessary or desirable. If the Depositor will not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone will have the power to make such appointment. No co-trustee or separate trustee under this Agreement will be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee will be required pursuant to Section 10.03.

     Each separate trustee and co-trustee will, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

     (a) All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee will be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee will be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) will be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

     (b) No trustee under this Agreement will be personally liable by reason of any act or omission of any other trustee under this Agreement; and

     (c) The Depositor and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Owner Trustee will be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee will refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, will be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument will be filed with the Owner Trustee.

     Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee will die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts will vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

                                  ARTICLE XI

                                 Miscellaneous
                                 -------------

     SECTION 11.01. Supplements and Amendments. This Agreement may be amended from time to time by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action will not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

     This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, without the consent of any of the Noteholders or the Certificateholders, in order to enable all or a portion of the Trust to qualify as a "financial asset securitization investment trust" under federal tax laws and regulations (a "FASIT"), to permit a FASIT election to be made under such laws and regulations and to make such modifications to this Agreement as may be permitted or appropriate by reason of the making of such election; provided that
(i) the Rating Agency Condition will have been satisfied with respect thereto and (ii) the ability of the FASIT to add or remove assets will be limited to the same extent as "real estate mortgage investment conduits" ("REMICs") under applicable federal tax laws and regulations.

     This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment will (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that will be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes or the Certificate Balance required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Certificates.

     Promptly after the execution of any such amendment or consent, the Owner Trustee will furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

     It will not be necessary for the consent of the Certificateholders or the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent will approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders will be subject to such reasonable requirements as the Owner Trustee may prescribe.

     Prior to the execution of any amendment to this Agreement, the Owner Trustee will be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but will not be obligated to, enter into any such amendment that affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

     In connection with the execution of any amendment to this Trust Agreement or any amendment of any other agreement to which the Issuer is a party, the Owner Trustee will be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Basic Documents and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Issuer or the Owner Trustee, as the case may be, have been satisfied.

     The Owner Trustee will comply with Section 3.07(g) of the Indenture with respect to amendments and other changes to this Agreement and the other Basic Documents.

     SECTION 11.02. No Legal Title to Owner Trust Estate in Certificateholders. The Certificateholders will not have legal title to any part of the Owner Trust Estate. The Certificateholders will be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate will operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

     SECTION 11.03. Limitations on Rights of Others. Except for Section 2.07, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Certificateholders and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.07 hereof), whether express or implied, will be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 11.04. Notices.

     (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices will be in writing and will be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee will be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to Bankers Trust Company, [Four Albany Street, New York, New York 10006], Attention: Corporate Trust & Agency Group Structured Finance Team; if to the Depositor, addressed to Deutsche Recreational Asset Funding Corporation, 655 Maryville Centre Drive, St. Louis, MO 63141, Attention: Senior Vice President/Treasurer or Chief Legal Counsel; or, as to each party, at such other address as will be designated by such party in a written notice to each other party.

     (b) Any notice required or permitted to be given to a Certificateholder will be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement will be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     SECTION 11.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 11.06. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

     SECTION 11.07. Successors and Assigns. All covenants and agreements contained herein will be binding upon, and inure to the benefit of, each of the Depositor and its permitted assigns, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder will bind the successors and assigns of such Certificateholder.

     SECTION 11.08. Covenants of the Depositor. In the event that any litigation with claims in excess of $1,000,000 to which the Depositor is a party which will be reasonably likely to result in a material judgment against the Depositor that the Depositor will not be able to satisfy will be commenced by a Certificateholder, during the period beginning nine months following the commencement of such litigation and continuing until such litigation is dismissed or otherwise terminated (and, if such litigation has resulted in a final judgment against the Depositor, such judgment has been satisfied), the Depositor will not declare any dividend or make any other distribution on or in respect of its shares to any of its equity holders, or repay the principal amount of any indebtedness of the Depositor held by any Affiliate of the Depositor, unless (i) after giving effect to such distribution or repayment, the Depositor's liquid assets will not be less than the amount of actual damages claimed in such litigation or (ii) the Rating Agency Condition will have been satisfied with respect to any such distribution or repayment.

     SECTION 11.09. No Petition. The Owner Trustee, by entering into this Agreement, each Certificateholder, by accepting a Trust Certificate, each Certificate Owner, by accepting a beneficial interest in a Trust Certificate, and the Indenture Trustee and each Noteholder and Note Owner, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time, acquiesce, petition or otherwise invoke or cause (or join with any other Person in acquiescing, petitioning or otherwise invoking or causing) the Depositor or the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust.

     SECTION 11.10. No Recourse. Each Certificateholder by accepting a Trust Certificate acknowledges that such Certificateholder's Trust Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Transferor, DFS, the Servicer, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such Persons or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the Basic Documents.

     SECTION 11.11. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and will not define or limit any of the terms or provisions hereof.

     SECTION 11.12. GOVERNING LAW. THIS AGREEMENT Will BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER Will BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 11.13. Trust Certificate Transfer Restrictions. The Trust Certificates may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding a Trust Certificate, the Holder thereof will be deemed to have represented and warranted that it is not a Benefit Plan.


                              [SIGNATURES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                              DEUTSCHE RECREATIONAL ASSET FUNDING
                                CORPORATION,
                              as Depositor

                              By:__________________________________
                                 Name:
                                 Title:


                              By:__________________________________
                                 Name:
                                 Title:



                              [NAME OF OWNER TRUSTEE], not in its
                              individual capacity but solely as Owner Trustee


                              By:__________________________________
                                 Name:
                                 Title:

                                    EXHIBIT A

                           Form of Trust Certificate
                           -------------------------

(UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.)

                    (THIS CERTIFICATE IS NON-TRANSFERABLE.)

NUMBER                                                              $___________
R-__                                                      CUSIP NO.  ___________

          DISTRIBUTION FINANCIAL SERVICES [RV/BOAT] TRUST 199___-[  ]

                        ______% ASSET BACKED CERTIFICATE


evidencing a fractional undivided interest in the Trust, as defined below.

(This Trust Certificate does not represent an interest in or obligation of the Depositor or any of its affiliates, except to the extent described below.)

     THIS CERTIFIES THAT _________________ is the registered owner of _____________ DOLLARS nonassessable, fully-paid, fractional undivided interest in Distribution Financial Services [RV/Boat] Trust 199__-[ ] (the "Trust"), formed by Deutsche Recreational Asset Funding Corporation, a Nevada corporation (the "Depositor").

                 OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.

BANKERS TRUST COMPANY, as Owner Trustee



By:_________________________
     Authorized Signatory

By:_________________________
     Authorized Signatory

     The Trust was created pursuant to a Trust Agreement dated as of [        ],
1998 (as may be amended, amended and restated or otherwise modified from time to time, the "Trust Agreement"), between the Depositor and Bankers Trust Company, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. In the event of any conflict or inconsistency between this Certificate and the Trust Agreement, the Trust Agreement will govern in all respects. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Appendix A to the Transfer and Servicing Agreement referred to in the Trust Agreement.

     This Certificate is one of the duly authorized Certificates designated as "[ ]% Asset Backed Certificates" (herein called the "Trust Certificates"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Trust Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     The Holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate are subordinated to the rights of the Noteholders as described in the Transfer and Servicing Agreement and the Indenture.

     It is the intent of the Depositor, the Servicer and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust will be treated as a partnership and the Certificateholders (including the Depositor) will be treated as partners in that partnership. The Depositor and the other Certificateholders, by acceptance of a Trust Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Trust Certificates for such tax purposes as partnership interests in the Trust.

     Each Certificateholder, by accepting a Trust Certificate and each Certificate Owner, by accepting a beneficial interest in a Trust Certificate, covenants and agrees that such Certificateholder or Certificate Owner, as the case may be, will not at any time acquiesce, petition or otherwise invoke or cause (or join with any other Person in acquiescing, petitioning or otherwise causing) the Depositor or the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust.

     Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions will for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon will have been executed by an authorized officer of the Owner Trustee, by manual signature, this Trust Certificate will not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any other purpose.

     THIS TRUST CERTIFICATE Will BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER Will BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Trust Certificate to be duly executed.

                            DISTRIBUTION FINANCIAL SERVICES [RV/BOAT] TRUST 199__-[ ]

                        By: BANKERS TRUST COMPANY, not in its
                            individual capacity but solely as Owner Trustee on behalf of the Trust

Dated:                      By:_________________________________________
                                         Authorized Signatory

                        (REVERSE OF TRUST CERTIFICATE)

     The Trust Certificates do not represent an obligation of, or an interest in the Depositor, the Transferor, DFS, the Servicer, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Transfer and Servicing Agreement. A copy of each of the Transfer and Servicing Agreement and the Trust Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the Holders of the Trust Certificates and the Notes, each voting as a class, evidencing not less than a majority of the Certificate Balance and the outstanding principal balance of the Notes of each such class. Any such consent by the Holder of this Trust Certificate will be conclusive and binding on such Holder and on all future Holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent is made upon this Trust Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Trust Certificates.

     The transfer and exchange of this Trust Certificate are subject to the terms of the Trust Agreement.

     The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent will be affected by any notice to the contrary.

     The obligations and responsibilities created by the Trust Agreement and the Trust created thereby will terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Transfer and Servicing Agreement and the disposition of all property held as part of the Owner Trust Estate. The Servicer of the Receivables may at its option purchase the Owner Trust Estate at a price specified in the Transfer and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Trust Certificates; provided, however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than 10% of the Original Pool Balance.

     The Trust Certificates may not be acquired by a "foreign person" as defined in the Code or by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Trust Certificates (each, a "Benefit Plan"). By accepting and holding this Trust Certificate, the Holder hereof will be deemed to have represented and warranted that it is not a "foreign person" or a Benefit Plan.

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE



_______________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

the within Trust Certificate, and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________________, attorney, to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                     ___________________________________________*/
                     Signature Guaranteed:

                     ____________________________*/

______________________

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                   EXHIBIT B

                   Form of Certificate Depository Agreement
                   -----------------------------------------

                           Letter of Representations

                    (To be Completed by Issuer and Trustee)

                       _________________________________
                               (Name of Issuer)


                      ___________________________________
                               (Name of Trustee)


                              _________________________________
                                           (Date)

Attention: General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street; 49th Floor
New York, NY 10041-0099

     Re: _________________________________________________

                              (Issue Description)

Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Trustee will act as trustee with respect to the Securities pursuant to a trust agreement dated as of
[         ], 1998 (the "Document").

     _____________________________________________________ (the "Underwriter")
is distributing the Securities through The Depository Trust Company ("DTC").

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trustee make the following representations to DTC:

     1.  Prior to closing on the Securities on [         ], 1998, there will be
deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each Security certificate will bear the following legend:

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Trustee will establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and will, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy will be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices will be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means will be sent to DTC's Reorganization Department as indicated in Paragraph 4.

     3. In the event of a full or partial redemption, Issuer or Trustee will send a notice to DTC specifying: (a) the amount of the redemption or refunding;
(b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice will be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Trustee will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice will have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date will be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy will be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party will telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means will be sent to:

          Manager; Call Notification Department
          The Depository Trust Company
          711 Stewart Avenue
          Garden City, NY 11530-4719

     4. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Trustee to Security holders specifying the terms of the tender and the Publication Date of such notice will be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy will be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices will be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means will be sent to:

          Manager; Reorganization Department
          Reorganization Window
          The Depository Trust Company
          7 Hanover Square, 23rd Floor
          New York, NY 10004-2695

     5. All notices and payment advices sent to DTC will contain the CUSIP number of the Securities.

     6. Trustee will send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such Monthly Payment Date. Such notices, which will also contain the current pool factor, and special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Trustee contact's name and telephone number, will be sent by telecopy to DTC's Dividend Department at (212) 709-1723, or if by mail or by any other means to:

          Manager; Announcements
          Dividend Department
          The Depository Trust Company
          7 Hanover Square, 22nd Floor
          New York, NY 10004-2695

     7. (NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND CROSS OUT THE OTHER:) (The interest accrual period is record date to record date.) (The interest accrual period is payment date to payment date.)

     8. Trustee must provide DTC, no later than noon (Eastern Time) on the payment date, CUSIP numbers for each issue for which payment is being sent, as well as the dollar amount of the payment for each issue. Notification of payment details should be sent using automated communications.

     9. Interest payments and principal payments that are part of periodic principal-and-interest payments will be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds, no later than 2:30 p.m. (Eastern Time) on each payment date (in accordance with existing arrangements between Issuer or Trustee and DTC). Absent any other arrangements between Issuer or Trustee and DTC, such funds will be wired as follows:

          The Chase Manhattan Bank
          ABA 021000021
          For credit to A/C The Depository Trust Company
          Dividend Deposit Account 066-026776

Issuer or Trustee will provide interest payment information to a standard announcement service subscribed to by DTC. In the unlikely event that no such service exists, Issuer or Trustee will provide interest payment information directly to DTC in advance of the interest payment date as soon as the information is available. This information should be conveyed directly to DTC electronically. If electronic transmission is not available, absent any other arrangements between Trustee and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or (212) 709-1686, and receipt of such notices will be confirmed by telephoning (212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means will be sent to:

          Manager, Announcements
          Dividend Department
          The Depository Trust Company
          7 Hanover Square; 22nd Floor
          New York, NY 10004-2695

     10. DTC will receive maturity and redemption payments allocated with respect to each CUSIP number on the payable date in same-day funds by 2:30 p.m. (Eastern Time). Absent any other arrangements between Trustee and DTC, such payments will be wired as follows:

          The Chase Manhattan Bank
          ABA 021000021
          For credit to A/C The Depository Trust Company
          Redemption Account 066-027306

in accordance with existing SDFS payment procedures in the manner set forth in DTC's SDFS Paying Agent Operating Procedures, a copy of which has previously been furnished to Trustee.

     11. DTC will receive all reorganization payments and CUSIP-level detail resulting from corporate actions (such as tender offers, remarketings, or mergers) on the first payable date in same-day funds by 2:30 p.m. (Eastern
Time). Absent any other arrangements between Trustee and DTC, such payments will be wired as follows:

          The Chase Manhattan Bank
          ABA 021000021
          For credit to A/C The Depository Trust Company
          Reorganization Account 066-027608

     12. DTC may direct Issuer or Trustee to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

     13. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Trustee's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Trustee to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Trustee prior to payment, if required.

     14. In the event that Issuer determines that beneficial owners of Securities will be able to obtain certificated Securities, Issuer or Trustee will notify DTC of the availability of certificates. In such event, Issuer or Trustee will issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

     15. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trustee (at which time DTC will confirm with Issuer or Trustee the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Trustee will cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

     16. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities will be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

     17. Nothing herein will be deemed to require Trustee to advance funds on behalf of Issuer.

Notes:                                  Very truly yours,
-----
                                        _____________________________________
A. If there is a Trustee (as defined                  (Issuer)
in this Letter of Representations),
Trustee as well as Issuer must sign
this Letter.  If there is no            By:__________________________________
Trustee, in signing this Letter             (Authorized Officer's Signature)
Issuer itself undertakes to perform
all of the obligations set forth
herein.                                 _____________________________________
                                                      (Trustee)
B. Schedule B contains statements
that DTC believes accurately
describe DTC, the method of             By:__________________________________
effecting book-entry transfers of           (Authorized Officer's Signature)
securities distributed through DTC,
and certain related matters.



Received and Accepted:

THE DEPOSITORY TRUST COMPANY

By:__________________________

cc: Underwriter
    Underwriter's Counsel

                                  SCHEDULE A
                                  ----------


________________________________________________________________________________

________________________________________________________________________________
                               (Describe Issue)

CUSIP          Principal        Amount      Maturity Date      Interest Rate
-----          ---------        ------      -------------      -------------

                                   SCHEDULE B
                                   ----------

                      SAMPLE OFFICIAL STATEMENT LANGUAGE

                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
                      -----------------------------------

     (PREPARED BY DTC--BRACKETED MATERIAL MAY BE APPLICABLE ONLY TO CERTAIN ISSUES)

     1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered pin the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for (each issue of the Securities, (each) in the aggregate principal amount of such issue, and will be deposited with DTC. (If, however, the aggregate principal amount of (any) issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.)

     2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership.

DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     (6. Redemption notices will be sent to Cede & Co. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.)

     7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Trustee, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Issuer or Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

     (9. A Beneficial Owner will give notice to elect to have its Securities purchased or tendered, through its Participant, to Trustee (or Tender/Remarketing Agent), and will effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to Trustee (or Tender/Remarketing Agent). The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to Trustee (or Tender/Remarketing Agent's) DTC account.)

     10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

     11. The Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

  Rider Amending DTC Letter of Representations -- BEO Collateralized Mortgage
  ---------------------------------------------------------------------------
 Obligation (CMO) Without Owner Option to Redeem/Other Asset-Backed Securities/
 ------------------------------------------------------------------------------
                         and Pass-Through Certificates
                         -----------------------------

  As of March 9, 1998, DTC's Reorganization Department relocated and prior to that, DTC's Dividend Department relocated to the 55 Water Street location. Following are the new addresses and related telephone and facsimile numbers referenced in the Letter of Representations.

The following changes relate to Paragraph 3 of the Letter of Representations:

Old Telecopier Numbers                 Current Telecopier Numbers
(212) 709-6896 and (212) 709-6897      (212) 855-5181 and (212) 855-5182

The confirmation number (212) 709-6870 is now (212) 855-5202.

The following changes relate to Paragraph 5 of the Letter of Representations:

Old Telecopier Numbers                 Current Telecopier Numbers
(212) 709-1093 and (212) 709-1094      (212) 855-5278

The confirmation number (212) 709-6884 is now (212) 855-5280.

The new address is  Manager; Reorganization Department
                         Reorganization Window
                         The Depository Trust Company
                         55 Water Street 50th Floor
                         New York, NY 10041-0099

The following changes relate to Paragraph 7 of the Letter of Representations:

Old Telecopier Numbers                 Current Telecopier Numbers
(212) 709-1723                         (212) 855-4555

The new address is  Manager; Announcements
                         Dividend Department
                         The Depository Trust Company
                         55 Water Street 25th Floor
                         New York, NY 10041-0099

The following changes relate to Paragraph 9 of the Letter of Representations:

Old Telecopier Numbers                 Current Telecopier Numbers
(212) 709-1723 and (212) 709-1686      (212) 855-4555 and (212) 855-4556

The confirmation number (212) 709-1270 is now (212) 855-4550.

The new address for this Paragraph 9 is the same as that listed above, referenced in Paragraph 7.

The following changes relate to Paragraph 10 of the Letter of Representations:

Such information will be conveyed by automated notification. If the circumstance prevent the funds paid to Cede & Co., as nominee of DTC, by 2:30 p.m. ET from equaling the dollar amount associated with detail payments by 12:00 noon ET Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. ET. Reconciliation can be provided by automated means or written format.

The following changes relate to Paragraph 11 of the Letter of Representations:

To facilitate the payment standards, Issuer is required to remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Dividend Deposit Account of Cede & Co.

The following changes relate to Paragraph 12 of the Letter of Representations:

To facilitate the payment standards, Issuer is required to remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Redemption Deposit Account of Cede & Co. Issuer or Agent will deliver Cusip-level detail regarding such payments to DTC no later than 2:30 p.m. ET on each payment date.

The following changes relate to Paragraph 13 of the Letter of Representations:

To facilitate the payment standards, Issuer is required to remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Reorganization Deposit Account of Cede & Co. Issuer or Agent will deliver Cusip-level detail regarding such payments to DTC no later than 2:30 p.m. ET on each payment date.